Security Information








Security Purchased


Cusip
400506101


Issuer
GRUPO AEROPORTUARIO DE PACIFICO


Underwriters
CSFB, Citigroup, DBSI, Santander Investment
Securities


Years of continuous operation, including predecessors
> 3 years


Ticker
PAC US


Is the affiliate a manager or co-manager of offering?
Co-Manager


Name of underwriter or dealer from which purchased
CSFB


Firm commitment underwriting?
Yes


Trade date/Date of Offering
2/24/2006


Total dollar amount of offering sold to QIBs
 $                                                 609,540,000


Total dollar amount of any concurrent public offering
 $                                                        -


Total
 $                                                 609,540,000


Public offering price
 $                                                       21.00


Price paid if other than public offering price
 N/A


Underwriting spread or commission
 $                                                        0.23


Rating
N/A


Current yield
N/A










Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund



Boston Funds







DWS Emerging Markets Equity Fund
Boston
                          8,900
 $                   186,900
0.03%



DWS Global Opportunities Fund
Boston
                        26,400
 $                   554,400
0.09%



DWS Global Thematic Fund
Boston
                        26,500
 $                   556,500
0.09%



DWS Global Opportunities VIP
Boston
                        12,800
 $                   268,800
0.04%



Chicago Funds







DWS Global Thematic VIP
Chicago
2,700
 $                     56,700
0.01%



New York Funds







DWS Latin America Equity Fund
New York
                        24,600
 $                   516,600
0.08%



Total

101,900
 $                 2,139,900
0.35%











^The Security and Fund Performance is calculated based on information provided by State Street Bank.




*If a Fund executed multiple sales of a security, the
 final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.